UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TOMMY HILFIGER CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOMMY HILFIGER CORPORATION

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 3, 2003

The 2003 Annual Meeting of Shareholders of Tommy Hilfiger Corporation will be held at The Sandy Lane Hotel, Sandy Lane, St. James, Barbados, on Monday, November 3, 2003 at 12:00 noon, local time, for the following purposes:

1.    To elect two directors to the Board of Directors of the Company for terms to expire at the 2006 Annual Meeting of Shareholders;

2.    To approve the Tommy Hilfiger Corporation 2003 Incentive Compensation Plan;

3.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending March 31, 2004; and

4.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 19, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Shareholders are invited to attend the Annual Meeting. Any shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint a proxy to attend and vote instead of him. Whether or not you expect to attend, WE URGE YOU TO VOTE, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or you may vote through the Internet or by telephone as directed on the enclosed proxy card. A proxy may be revoked by a shareholder at any time before the effective exercise thereof.

By order of the Board of Directors

LAWRENCE T.S. LOK

Secretary

Hong Kong

September 24, 2003

TOMMY HILFIGER CORPORATION

9/F, Novel Industrial Building

850-870 Lai Chi Kok Road

Cheung Sha Wan, Kowloon, Hong Kong

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tommy Hilfiger Corporation (the “Company”) of proxies to be used at the 2003 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Monday, November 3, 2003 at 12:00 noon, local time, at The Sandy Lane Hotel, Sandy Lane, St. James, Barbados, and at any adjournment thereof.

The expected date of the first mailing of this Proxy Statement and the accompanying proxy card to the Company’s shareholders is September 24, 2003.

PROXY SOLICITATION

A proxy card is enclosed for use at the Annual Meeting. Proxies that are properly completed, signed and received prior to the Annual Meeting will be voted in accordance with the instructions of the persons executing the same. Unless instructed to the contrary, the proxies will be voted FOR Proposals 1 and 3 set forth in the Notice of the Annual Meeting. With respect to Proposal 2 set forth in the Notice of the Annual Meeting, proxies will be voted as instructed by each beneficial owner. If any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their best judgment on such matters. A proxy may be revoked by a shareholder at any time before the effective exercise thereof by submitting a subsequently dated proxy or by appearing in person and voting at the Annual Meeting.

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Georgeson Shareholder Communications Inc. (“Georgeson”) will assist in the solicitation of proxies. The Company will pay Georgeson a fee of approximately $9,500, plus reimbursement of certain out of pocket expenses, and will indemnify Georgeson against any losses arising out of Georgeson’s proxy soliciting service on behalf of the Company. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation therefor. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

A copy of the Annual Report of the Company containing audited financial statements for the fiscal year ended March 31, 2003 is enclosed herewith or has previously been sent to you. Such report is not a part of this Proxy Statement.

On September 19, 2003, the record date for the determination of shareholders entitled to vote at the Annual Meeting, 90,643,130 Ordinary Shares, par value $.01 per share, of the Company (the “Ordinary Shares”) were outstanding and carry the right to one vote for each such share with respect to each matter to be voted on at the Annual Meeting.

Ordinary Shares represented by proxies that withhold authority to vote for a nominee for director or indicate an abstention or broker non-vote will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. However, such shares will not be treated as votes cast at the Annual Meeting and thus will have no effect on the outcome. The presence, in person or by proxy, of holders of at least 50% of the Ordinary Shares entitled to vote on proposals at the Annual Meeting will constitute a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth data as of September 10, 2003 concerning the beneficial ownership of Ordinary Shares by (i) the persons known to the Company to beneficially own more than 5% of the outstanding Ordinary Shares, (ii) all directors and nominees and each Named Executive Officer and (iii) all directors and executive officers as a group.

	Amount Beneficially Owned		Percent of Class(1)
FMR Corp. (2)
82 Devonshire Street
Boston, MA 02109	13,583,170		15.0%

Lord, Abbett & Co. (3)
90 Hudson Street
Jersey City, NJ 07302	9,183,430		10.1%

PRIMECAP Management Company (4)
225 South Lake Avenue #400
Pasadena, CA 91101	5,799,875		6.4%

Franklin Resources, Inc. (5)
One Franklin Parkway
San Mateo, CA 94403-1906	5,177,100		5.7%

Directors and Named Executive Officers:
Thomas J. Hilfiger	3,968,548		4.4%
Joel J. Horowitz	516,182		*
David F. Dyer	0		*
Clinton V. Silver	13,600	(6)	*
Robert T.T. Sze	4,000	(6)	*
David Tang	0		*
Joel H. Newman	507,500	(7)	*
Arthur Bargonetti	286,666	(7)	*
Joseph Scirocco	148,750	(7)	*
All directors and executive officers as a group (11 persons)	5,472,646	(8)	6.0%

*	Less than 1%.
(1)	Shares outstanding with respect to each person includes the right to acquire beneficial ownership of Ordinary Shares pursuant to currently exercisable stock options, if any, held by such person under Company stock option plans. See footnotes, 6, 7 and 8. For purposes of this table, “currently exercisable” stock options includes options becoming vested and exercisable within 60 days from September 10, 2003.
(2)	Information based on Amendment No. 2 to Schedule 13G, dated February 14, 2003, filed with the Securities and Exchange Commission (“SEC”) by FMR Corp. (“FMR”). According to the Schedule 13G, FMR, a parent holding company, had sole dispositive power over all of the shares and sole voting power over 427,550 of the shares.
(3)	Information based on Amendment No. 2 to Schedule 13G, dated January 28, 2003, filed with the SEC by Lord, Abbett & Co. (“Lord, Abbett”). According to the Schedule 13G, Lord, Abbett, an investment adviser, had sole dispositive power and sole voting power over all of the shares.
(4)	Based on information provided by PRIMECAP Management Company (“PRIMECAP”). According to PRIMECAP they had sole dispositive power over all of the shares and sole voting power over 2,196,875 of the shares.
(5)	Information based on Amendment No. 2 to Schedule 13G dated February 12, 2003 filed with the SEC by Franklin Resources, Inc. (“Franklin”). According to the Schedule 13G, subsidiaries of Franklin, a parent holding company, had sole voting power and sole dispositive power over all of the shares.

(6)	Issuable upon the exercise of currently exercisable stock options under the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan.
(7)	Issuable upon the exercise of currently exercisable stock options under the Tommy Hilfiger U.S.A. and Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plans and the Tommy Hilfiger Corporation 2001 Stock Incentive Plan.
(8)	Includes 987,916 Ordinary Shares issuable upon the exercise of currently exercisable stock options held by all directors and executive officers under the Tommy Hilfiger U.S.A. and Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plans, the Tommy Hilfiger Corporation 2001 Stock Incentive Plan, and the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan.

PROPOSAL ONE:    ELECTION OF DIRECTORS

Nominees For Director

The Company’s Board of Directors currently consists of six members and is divided into three classes with staggered three-year terms. At each Annual Meeting of Shareholders, the successors of the class of directors whose terms expire at such meeting are elected for three-year terms.

The Company’s Board of Directors has nominated two persons to be elected to the Board of Directors at the Annual Meeting for three-year terms, each of whom is currently a Director of the Company: David F. Dyer and Clinton V. Silver.

The principal occupations and other biographical information of the nominees are as follows:

David F. Dyer, 54, has served as the Company’s Chief Executive Officer, President and Director since August 2003. From June 2002 until August 2003, Mr. Dyer served as Executive Vice President and General Manager of the Customer Direct business of Sears, Roebuck & Co., a broadline retailer. From 1998 until June 2002 (when Sears, Roebuck & Co. acquired Lands’ End Inc.), Mr. Dyer served as President and Chief Executive Officer of Lands’ End Inc., an apparel company. Mr. Dyer began his career with Burdines, a division of Federated Department Stores, Inc. and held various merchandising and marketing posts during his 17 years there. He later served as President and Chief Operating Officer of Home Shopping Network and was Acting President of J. Crew Catalog, as a consultant for Texas Pacific Group, from 1997 to 1998. Mr. Dyer is also a Director of ADVO, Inc., a direct mail marketing services company listed on the New York Stock Exchange and a member of the Advisory Board for the University of Arizona Eller College of Business.

Clinton V. Silver, 73, has been a Director of the Company since 1994. Mr. Silver served as Deputy Chairman of Marks & Spencer plc, an international retailer based in London, from 1991 to 1994 and as a consultant from 1994 to 1999. In addition, Mr. Silver served as a director of Marks & Spencer plc from 1974 to 1994 and as Joint Managing Director from 1990 to 1994. Mr. Silver also served as Chairman of the British Fashion Council from 1994 to 1997.

The election of the directors requires the affirmative vote of a plurality of the Ordinary Shares voted, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR FOR A TERM TO EXPIRE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS.

Directors Whose Terms of Office Continue and Non-Director Executive Officers

The principal occupations and other biographical information of the directors of the Company whose terms continue are as follows:

Name	Expiration of Present Term
Joel J. Horowitz	2004
David Tang	2004
Thomas J. Hilfiger	2005
Robert T.T. Sze	2005

Joel J. Horowitz, 52, is Chairman of the Board of the Company. Mr. Horowitz has served as Chairman of the Board since February 2003. Mr. Horowitz served as Chief Executive Officer of the Company from 1994 until August 2003 and as President from 1995 until August 2003. From 1989 to 1994, Mr. Horowitz served as President and Chief Operating Officer of the Company and its predecessors. Mr. Horowitz has been a Director of the Company since 1992.

David Tang, 49, has served as a Director of the Company since February 2003. Mr. Tang is the founder of China Clubs (Hong Kong, Beijing and Singapore) and Shanghai Tang Stores. He serves as a director of two publicly-listed companies in Hong Kong and as an advisor of a number of other companies based in the United States and the United Kingdom.

Thomas J. Hilfiger, 52, has been a Director and Principal Designer of the Company since 1992 and Honorary Chairman of the Board of the Company since 1994. Mr. Hilfiger served as Chairman of the Board of the Company from October 2002 to February 2003. Mr. Hilfiger was Vice Chairman of the Board of the Company and its predecessors from 1989 to 1994, and President of Tommy Hilfiger, Inc. from 1982 to 1989. Mr. Hilfiger has been designing clothes under the Tommy Hilfiger trademarks since 1984.

Robert T.T. Sze, 62, was appointed as a Director of the Company in September 2002. Mr. Sze currently serves as a director and Chairman of the Audit Committee of a number of public companies in Hong Kong, including Asia Satellite Telecommunications Holdings Limited, which is also listed on the New York Stock Exchange. Previously, Mr. Sze served as a Partner of Price Waterhouse Hong Kong for over 20 years. Mr. Sze is a fellow of the Institute of Chartered Accountants in England and Wales and the Hong Kong Society of Accountants.

The principal occupations and other biographical information of the Company’s non-director executive officers are as follows:

Joel H. Newman, 62, has been Executive Vice President—Finance and Operations of the Company since 2001. Mr. Newman also served as the Company’s Chief Financial Officer from 2001 to October 2002 and served as Chief Financial and Administrative Officer and Executive Vice President from 2000 to 2001. Prior thereto, Mr. Newman served as Chief Administrative Officer and Executive Vice President—Finance from 1998 to 2000 and as Executive Vice President-Operations from 1997 to 1998. Since 1993, Mr. Newman has also held various senior operations and financial positions with Tommy Hilfiger U.S.A., Inc., a subsidiary of the Company (“TH USA”), for which he currently serves as Chief Operating Officer. Prior to joining the Company, Mr. Newman held various senior operations and financial positions with major companies in the apparel wholesale and retail industries.

Arthur Bargonetti, 69, has been Senior Vice President-Operations of the Company since 1998. From 1994 to 1998, Mr. Bargonetti served as the Chief Operating Officer and Executive Vice President of Pepe Jeans USA, Inc. Prior thereto, Mr. Bargonetti was the Chief Operating Officer and Executive Vice President of Bidermann Industries U.S.A., Inc.

Joseph Scirocco, 46, is Chief Financial Officer, Senior Vice President and Treasurer of the Company. Mr. Scirocco has been Chief Financial Officer since October 2002 and Senior Vice President and Treasurer since 1997. Prior to joining the Company, Mr. Scirocco was employed in the Retail and Consumer Products Group of Price Waterhouse LLP, where he had served as an Audit Partner since 1990.

James P. Reilly, 39, has been Vice President and Corporate Controller of the Company since October 2002. Since 1994, Mr. Reilly has also held various senior financial positions with TH USA including Senior Vice President and Corporate Controller. Prior to joining the Company, Mr. Reilly was an Audit Senior Manager at Ernst & Young, LLP.

Lawrence T.S. Lok, 46, has served as Secretary of the Company since 1994. In addition, Mr. Lok has been Secretary of Novel Enterprises Limited since 1994 and of Novel Denim Holdings Limited since 1997. Mr. Lok has also served as Deputy Financial Controller of Novel Enterprises Limited for more than the past five years.

Committees of the Board of Directors

The Company’s Board of Directors has standing Audit and Compensation Committees (the “Standing Committees”), but does not have a Nominating Committee.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors, recommends to the Board of Directors an accounting firm to serve as the Company’s independent auditors, approves services provided to the Company by the Company’s independent auditors and reviews transactions among the Company and its affiliates. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee consists of Mr. Silver, who is the Chairman, Mr. Sze and Mr. Tang, each of whom is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards).

The Compensation Committee is responsible for supervising the Company’s compensation policies, administering the employee stock incentive plans, reviewing officers’ salaries and bonuses, approving significant changes in employee benefits and recommending to the Board of Directors such other forms of remuneration as it deems appropriate. The Compensation Committee consists of Mr. Sze, who is the Chairman, Mr. Silver, and Mr. Tang.

During the 2003 fiscal year, the Board of Directors held five meetings, the Audit Committee held four meetings, and the Compensation Committee held four meetings. Over this period, each of the Company’s incumbent Directors participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a Director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

Director Compensation

Directors who are officers or employees of the Company or any of its subsidiaries receive no additional compensation for their service on the Board of Directors and its Committees. All Non-Employee Directors receive the following retainers: $40,000 per annum for members of the Board of Directors; $5,000 per annum for members of standing committees; and $3,000 per annum for Chairmen of standing committees. The Non-Employee Directors also receive $2,000 for attendance at each meeting of the Board of Directors or a committee. In addition, the Non-Employee Directors participate in the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan and will be eligible for option grants under the Tommy Hilfiger Corporation 2003 Incentive Compensation Plan if approved by shareholders at the 2003 Annual Meeting. See “Stock-Based Plans.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid and accrued by the Company and its subsidiaries for the fiscal years ended March 31, 2003, 2002 and 2001 to the Company’s chief executive officer during such periods and the four other most highly compensated executive officers (the “Named Executive Officers”).

For the fiscal year ended March 31, 2003, Mr. Horowitz served as the Company’s Chief Executive Officer and President and continued to hold such positions until August 2003. In August 2003, Mr. Dyer became Chief Executive Officer and President of the Company.

	Fiscal Year	Annual Compensation				Long-Term Compensation
						Awards
Name and Principal Position		Salary ($)		Bonus ($)		Securities Underlying Stock Options (#)	All Other Compensation ($)
Joel J. Horowitz Chairman of the Board, and former Chief Executive Officer and President	2003 2002 2001	662,678 662,678 625,000		7,645,000 10,053,000 12,097,000	(1) (1) (1)	— — —	6,000 5,500 5,100	(2)

Thomas J. Hilfiger Honorary Chairman of the Board and Principal Designer	2003	20,563,000	(3)	—		—	6,000	(2)
	2002	22,360,000	(3)	—		—	5,500
	2001	24,925,000	(3)	—		—	5,100

Joel H. Newman Executive Vice President—Finance and Operations	2003	850,000		567,000		50,000	16,400	(4)
	2002	750,000		600,000		—	15,100
	2001	650,000		550,000		100,000	15,475

Arthur Bargonetti	2003	600,000		200,000		—	5,500	(2)
Senior Vice President—Operations	2002	600,000		300,000		—	5,475
	2001	550,000		275,000		200,000	5,475

Joseph Scirocco	2003	420,000		75,000		75,000	5,800	(2)
Chief Financial Officer	2002	400,000		152,000		—	5,213
Senior Vice President & Treasurer	2001	385,000		177,050		—	5,284

(1)	Pursuant to an incentive plan approved by shareholders of the Company, Mr. Horowitz receives an annual bonus equal to 5% of the Company’s operating earnings (as defined below). “See Certain Employment Agreements.”
(2)	Amount represents employer matching contribution under the Tommy Hilfiger U.S.A. 401(k) Profit Sharing Plan (the “401(k) Plan”).
(3)	Pursuant to an employment agreement entered into prior to the Company’s initial public offering, Mr. Hilfiger receives annual salary payments equal to $900,000 plus 1.5% of the net sales (as defined in the agreement) of TH USA and its subsidiaries over $48,333,333. See “Certain Employment Agreements.”
(4)	Amount represents employer matching contribution under the 401(k) Plan of $6,400 plus reimbursement for supplemental term life insurance premium payments of $10,000.

Stock Option Grants

The following table sets forth information regarding grants of stock options during fiscal year 2003.

Stock Option Grants In Last Fiscal Year

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price $/Share	Expiration Date	Grant Date Present Value ($)
Joel H. Newman	50,000	(1)	3.0	$14.495	5/22/12	346,440	(3)
Joseph Scirocco	50,000	(2)	3.0	$7.60	10/31/12	170,965	(4)
	25,000	(1)	1.5	$14.495	5/22/12	173,220	(3)

(1)	The stock options granted to Mr. Newman and Mr. Scirocco on May 22, 2002, were non-qualified options granted pursuant to the Tommy Hilfiger Corporation 2001 Stock Incentive Plan. Such options become exercisable at a rate of 25%, 25% and 50% on May 31, 2003, May 31, 2004 and May 31, 2005, respectively.
(2)	The stock options granted to Mr. Scirocco on October 31, 2002, were non-qualified options granted pursuant to the Tommy Hilfiger Corporation 2001 Stock Incentive Plan. Such options become exercisable at a rate of 25%, 25% and 50% on October 31, 2003, October 31, 2004 and October 31, 2005, respectively.
(3)	The fair value of these options on the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions: volatility of 67%; risk –free interest rate of 3.8%, expected life of 3 years; and no future dividends. The dollar amount in this column is not intended to forecast potential future appreciation, if any, of the Company’s Ordinary Shares.
(4)	The fair value of these options on the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions: volatility of 67%; risk –free interest rate of 2.3%, expected life of 3 years; and no future dividends. The dollar amount in this column is not intended to forecast potential future appreciation, if any, of the Company’s Ordinary Shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding stock option exercises during fiscal year 2003 by the Named Executive Officers, and the values of such officer’s unexercised options as of March 31, 2003.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Stock Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Stock Options at Fiscal Year-End ($) Exercisable/Unexercisable
Joel H. Newman	2,500	21,869	495,000/50,000	0 / 0
	64,166	547,294

Supplemental Executive Retirement Plan

The Company maintains the Tommy Hilfiger U.S.A., Inc. Supplemental Executive Retirement Plan (the “SERP”), a nonqualified unfunded plan, to provide retirement benefits to senior executives designated by the Chief Executive Officer of TH USA. As of March 31, 2003, Messrs. Newman, Bargonetti and Scirocco were the Named Executive Officers participating in the SERP.

Pension Plan Table. The following table shows the estimated hypothetical annual benefit payable under the SERP to participants retiring at age 65 based on the specified final average compensation and years of service.

Final Average Base Salary	Years of Service
	15	20	25	30	35
$250,000	$75,000	$100,000	$125,000	$125,000	$125,000
300,000	90,000	120,000	150,000	150,000	150,000
350,000	105,000	140,000	175,000	175,000	175,000
400,000	120,000	160,000	200,000	200,000	200,000
450,000	135,000	180,000	225,000	225,000	225,000
500,000	150,000	200,000	250,000	250,000	250,000
750,000	225,000	300,000	375,000	375,000	375,000
1,000,000	300,000	400,000	500,000	500,000	500,000

The benefit payable under the SERP is a lifetime annuity equal to 2% of the participant’s average base salary for the last three full calendar years of employment multiplied by the participant’s years of service (up to a maximum of 25 years). Payments to vested participants commence after termination of employment and upon the earlier of (i) the attainment of age 65 or (ii) the request of the participant at any time after the attainment of age 55 (in which case the annual amount is reduced by 5% per year for each year it is paid before the participant’s attainment of age 65). Participants become vested under the SERP upon the earliest of (a) the completion of 10 years of service, (b) the attainment of age 40 and completion of five years of service or (c) the attainment of age 65; provided, however, that TH USA may from time to time in its sole discretion determine that participants become vested at such earlier time as TH USA by action of the Board of Directors so determines; provided that a participant who is terminated for “cause” (as defined in the SERP) will forfeit all rights to the SERP benefit (whether or not vested). Payments under the SERP are subject to any applicable Social Security or other taxes required to be withheld by law.

For purposes of the SERP, the amount specified in the Annual Compensation portion of the Summary Compensation Table under the heading “Salary” would constitute “base salary.” As of March 31, 2003, Messrs. Newman, Bargonetti and Scirocco have completed 10, 8, and 5 years of service, respectively, and were vested under the SERP.

Certain Employment Agreements

Subsidiaries of the Company had employment agreements with Messrs. Hilfiger, Horowitz, Newman, and Bargonetti during fiscal year 2003. Mr. Scirocco has a non-competition agreement with a subsidiary of the Company.

The employment agreement with Mr. Hilfiger, the Company’s Honorary Chairman of the Board and Principal Designer, provides for his employment as the designer of all products carrying the Tommy Hilfiger trademarks until his death, disability or incompetence. Mr. Hilfiger receives an annual base salary of $900,000, subject to adjustments. If net sales (as defined in the agreement) of TH USA and its subsidiaries are less than $48,333,333 in any year, Mr. Hilfiger’s base salary for such year is reduced by 1.5% of such shortfall, to not less than $500,000. If net sales are greater than $48,333,333 in any fiscal year, Mr. Hilfiger receives an additional payment equal to 1.5% of such excess. If Mr. Hilfiger terminates his employment without the consent of TH USA other than by reason of his death, disability or incompetence, TH USA will have no further obligations under the agreement. The agreement provides that TH USA and its subsidiaries cannot enter into any line of business without the consent of Mr. Hilfiger if he shall reasonably determine that such line of business would be detrimental to the Tommy Hilfiger trademarks.

The employment agreement with Mr. Horowitz which originally provided for his employment as Chief Executive Officer of TH USA until March 31, 2004, was revised upon the appointment of Mr. Dyer in August 2003 to provide for Mr. Horowitz’s employment as Executive Chairman of the Company and TH USA. The agreement provided for an annual base salary in fiscal year 2003 of $662,678. The base salary is subject to increase each year by the average percentage increase for all employees of TH USA.

The Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162 (m)”), under which public companies are not permitted to deduct for federal income tax purposes annual compensation paid to certain executive officers in excess of $1,000,000 per executive, unless such excess is paid pursuant to an arrangement based upon performance and approved by shareholders and provided that the other requirements set forth in Section 162 (m) and related regulations are met. Payments required to be made pursuant to the aforementioned employment agreement with Mr. Hilfiger, which was entered into prior to the effective date of Section 162(m), are not subject to such restrictions.

On August 6, 1998, the Company’s Compensation Committee approved and the Board of Directors adopted, and on November 2, 1998, the shareholders approved, the renewal of the Tommy Hilfiger U.S.A., Inc. Supplemental Executive Incentive Compensation Plan (the “SEIC Plan”), which was scheduled to terminate on April 1, 1999, for each of the five fiscal years in the period ending March 31, 2004. The purpose of the SEIC Plan is to provide a significant and flexible economic opportunity to Mr. Horowitz, in an effort to reward his contribution to the Company and its subsidiaries. The SEIC Plan is administered by the Company’s Compensation Committee and provides for a cash award to Mr. Horowitz equal to 5% of the Company’s consolidated earnings before depreciation, interest on financing of fixed assets, non-operating expenses and taxes (“operating earnings”). Awards under the plan are calculated and paid quarterly based on 3.75% of operating earnings for the first three fiscal quarters, with the remaining amount of the bonus (based on the 5% rate) payable at the end of the fiscal year. The amount of the award is reduced by the amount of any other bonuses paid or payable under any employment or bonus agreement between the Company or TH USA and Mr. Horowitz. The SEIC Plan does not contain any cap on the maximum amount of the bonus payable thereunder. The SEIC Plan bonus payable to Mr. Horowitz in respect of fiscal year 2003 was $7,645,000. While the Company believes that compensation payable pursuant to the SEIC Plan will be deductible for federal income tax purposes pursuant to Section 162(m), there can be no assurance in this regard.

The employment agreements with Messrs. Hilfiger and Horowitz also provide that such executives are eligible to receive additional annual bonuses at the discretion of TH USA’s Board of Directors or Compensation Committee. If, however, compensation is awarded based on an arrangement that does not satisfy the requirements of Section 162(m), the Company would not be allowed to deduct for tax purposes any payments in excess of the $1,000,000 limitation. No discretionary bonuses were paid to these executives with respect to the Company’s last three fiscal years.

Messrs. Hilfiger and Horowitz have agreed to waive any additional compensation attributable to the net sales and operating earnings of the Company’s acquired European licensee to which they might otherwise be contractually entitled under their existing employment arrangements. See “Certain Relationships and Related Transactions—The TH Europe Acquisition.”

On August 3, 2003, the Company and TH USA entered into an employment agreement with Mr. Dyer for him to serve as Chief Executive Officer and President of the Company and TH USA for an initial term ending March 31, 2007. Mr. Dyer’s agreement provides for him to receive a base salary of at least $1,250,000 per year, with annual increases at least equal to the average annual base salary increases provided TH USA’s corporate employees generally in the annual review process. He is also eligible for an annual cash bonus based upon achieving specified revenue and net income goals, with a target bonus of 100% of his base salary and a maximum bonus of 200% of his base salary, subject to a guaranteed minimum bonus of $250,000 for the current fiscal year only. He also received a cash signing bonus of $1,000,000, which is required to be repaid, on a pro-rata, net-after-tax basis, if the Company terminates his employment for cause or he resigns without good reason before August 3, 2004.

Mr. Dyer was granted an option to purchase 500,000 ordinary shares under the Tommy Hilfiger Corporation 2001 Stock Incentive Plan on the effective date of his agreement. The Company has also agreed to make additional 500,000 share option grants on April 1, 2004 and April 1, 2005 (subject to adjustment in the event of any stock splits or other changes in capitalization or corporate transactions), provided the Company has sufficient shares available under a shareholder-approved equity compensation plan. Mr. Dyer’s option grants will vest in three equal annual installments. However, upon a change of control of the Company, the options will vest on an accelerated basis and will remain exercisable for their full remaining terms notwithstanding any subsequent termination of his employment other than for cause.

If the Company terminated Mr. Dyer’s employment without cause or he resigns for good reason, he would be entitled to be paid cash severance equal to his annual base salary plus his target annual bonus, times a multiplier that varies depending on the circumstances, as explained below. He would also be paid a pro-rata annual bonus for the fiscal year of termination, based on actual performance for the year. If a termination of employment were to occur in anticipation of, or within the period of 24 months following, a change of control, he would receive a lump sum severance payment with a multiplier of three. In all other cases, the multiplier would be two, and the cash severance would be paid as salary continuation over 24 months. In addition, if Mr. Dyer resigned voluntarily without good reason during the 30-day period beginning on the first anniversary of a change of control, he would be entitled to a lump sum severance benefit, with a multiplier of one. The employment agreement provides that Mr. Dyer will be reimbursed for legal fees incurred in connection with entering into his employment agreement and for any federal excise taxes imposed on payments that are contingent on a change of control.

Mr. Dyer has agreed in his employment agreement to abide by covenants regarding Company ownership of his work product, confidentiality of Company information, non-competition, and non-solicitation of Company employees, and to cooperate with the Company and its affiliates after termination of his employment in litigations and governmental investigations.

The employment agreement, as amended, with Mr. Newman, the Company’s Executive Vice President—Finance and Operations, provides for his employment with TH USA until March 31, 2004. Thereafter, the agreement automatically renews for successive one-year terms unless terminated upon prior notice by either party. The agreement provided for an annual base salary in fiscal year 2003 of $850,000, and provides for a base salary of $950,000 in fiscal year 2004. Under the agreement, Mr. Newman is entitled to receive a minimum bonus of $634,000 in fiscal year 2004; provided that if the Company achieves or exceeds its annual budget for a specified fiscal year, the minimum bonus will be 100% of the base salary for such year.

If Mr. Newman’s employment is terminated by the Company without “cause” (as defined in the agreement) or by Mr. Newman with “good reason” (as defined in the agreement), or because the agreement is not renewed by either party past March 31, 2004 or past the end of any subsequent renewal term, Mr. Newman will generally, subject to certain conditions, be entitled to receive (i) base salary continuation until the end of the then current term plus one year (subject to mitigation from compensation and benefits received from other employment (the “Mitigation”)), (ii) any unpaid bonus for a fiscal year that ended on or before the date of termination, (iii) for a termination occurring on or prior to March 31, 2004, his full bonus for the fiscal year ended March 31, 2004, and (iv) for a termination occurring after March 31, 2004, a pro-rated annual bonus for the fiscal year in which the termination occurs.

In addition, if Mr. Newman’s employment is terminated during calendar year 2003 by the Company without cause or by Mr. Newman with good reason, he will receive a full year’s credited service for 2003 under the SERP. Finally, if Mr. Newman’s employment is terminated by the Company without cause or by Mr. Newman with good reason within two years after a change of control, his salary continuation payments will not be subject to the Mitigation.

The employment agreement with Mr. Bargonetti, the Company’s Senior Vice President—Operations, provides for his employment with TH USA until March 31, 2004. Thereafter, the agreement automatically renews for successive one-year terms unless terminated upon prior notice by either party. The agreement provided for an annual base salary of $600,000 in fiscal year 2003, and provides for an annual base salary of $600,000 plus any percentage increase equal to the average percentage increase for all THUSA employees in fiscal year 2004. Under the agreement, Mr. Bargonetti is entitled to a minimum bonus of 33% of his annual base salary in each fiscal year and is eligible to receive a bonus of up to 100% of his annual base salary in the event the Company achieves or exceeds certain performance targets in each fiscal year. Upon execution of the agreement, the exercisability of 66,667 and 40,000 stock options previously granted to Mr. Bargonetti were accelerated to July 31, 2001 and June 30, 2003, respectively.

If Mr. Bargonetti’s employment is terminated by the Company without “cause” (as defined in the agreement) or due to long-term disability or by Mr. Bargonetti for “good reason” (as defined in the agreement), or the Company does not renew the agreement at the end of the initial term or any renewal term, Mr. Bargonetti will, subject to certain conditions, be entitled to receive base salary continuation until the greater of the end of the initial term or then current renewal term or the one year period commencing with the termination date (subject to mitigation from compensation and benefits received from other employment or Company-sponsored long-term disability payments).

Mr. Scirocco, the Company’s Chief Financial Officer, Senior Vice President and Treasurer has entered into a non-competition and confidentiality agreement with the Company. The agreement provides that Mr. Scirocco will not engage in or carry on, directly or indirectly, any business in competition with the businesses carried on by the Company during the period of his employment with the Company or for one year after leaving the employ of the Company, or, during the two-year period immediately following the termination of his employment with the Company, directly employ or retain any person who was employed or retained by the Company or any of its parents, subsidiaries, affiliates and divisions within the six-month period immediately preceding such employment or retention. In consideration of Mr. Scirocco’s agreements, the Company granted Mr. Scirocco 50,000 stock options, accelerated the exercisability of certain stock options previously granted to Mr. Scirocco on February 25, 2000 to the date of the agreement, and agreed to continue Mr. Scirocco’s then current base salary for one-year following his termination by the Company (subject to mitigation from compensation and benefits received from other employment), provided that such termination was not due to death, disability, “cause” (as defined in the agreement) or voluntary resignation without “good reason” (as defined in the agreement), and to accelerate the vesting of all outstanding stock options previously granted to Mr. Scirocco as of the date of termination. In the event the Company elects to enforce the non-competition provisions of the agreement and Mr. Scirocco is not otherwise receiving severance payments as set forth in the agreement, then, subject to certain conditions, the Company shall pay Mr. Scirocco during the one year non-competition period his base salary as of his termination date.

In addition, the agreement provides that if a “change of control” (as defined in the agreement) of the Company shall occur and Mr. Scirocco’s employment is terminated by the Company either in connection with such change of control or within six months after the change in control, in addition to the severance arrangements provided for in the agreement, Mr. Scirocco will be entitled to a lump sum payment equal to one half of his then current annual base salary.

Stock-Based Plans

Employee Stock Incentive Plans.    At the Company’s 2001 annual meeting, the shareholders approved the Tommy Hilfiger Corporation 2001 Stock Incentive Plan (the “2001 Stock Incentive Plan”). Following such approval, no further grants may be made under the Tommy Hilfiger U.S.A. and Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plans (the “1992 Stock Incentive Plans”; and together with the 2001 Stock Incentive Plan, the “Employee Stock Incentive Plans”). Grants previously made under the 1992 Stock Incentive Plans remain outstanding in accordance with their terms.

The 2001 Stock Incentive Plan authorizes the grant of stock options, stock appreciation rights related to stock options and restricted stock to officers, employees and directors of the Company and its subsidiaries with respect to up to 3,500,000 Ordinary Shares (subject to certain adjustments as provided in the plan); provided that no more than 350,000 of those shares may be awarded pursuant to grants of restricted stock. No participant under the 2001 Stock Incentive Plan may be granted awards covering in excess of 700,000 Ordinary Shares in any fiscal year of the Company.

The 2001 Stock Incentive Plan is administered by the Company’s Compensation Committee. Awards under the plan are subject to such terms and conditions as may be determined by the Compensation Committee and specified in the applicable award agreement; provided that any stock option or related stock appreciation right must have an exercise price of not less than fair market value at, and may not be exercisable more than 10 years after, the date of grant. An award agreement may provide for acceleration or immediate vesting in the event of a change of control of the Company or any of its subsidiaries.

Messrs. Hilfiger and Horowitz are not eligible for grants under the 2001 Stock Incentive Plan. Currently, over half of the full-time employees of the Company and its subsidiaries are participants in the Employee Stock Incentive Plans.

If shareholders approve the Tommy Hilfiger Corporation 2003 Incentive Compensation Plan (see Proposal Two), stock options and stock appreciation rights will also be granted to employees under that plan.

Directors Option Plan.    In August 1994, the shareholders of the Company approved the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan (the “Directors Option Plan”). Options for up to 400,000 Ordinary Shares (subject to certain adjustments as provided in the plan) may be granted under the Directors Option Plan. Each director who is not an officer or employee of the Company or any subsidiary of the Company (a “Non-Employee Director”) receives an initial stock option to purchase 20,000 Ordinary Shares, and subsequent annual grants of options to purchase 2,000 Ordinary Shares, in each case at an exercise price equal to the fair market value at the date of grant.

The Directors Option Plan is administered by the Company’s Compensation Committee. However, grants of stock options to participants under the Plan and the amount, nature and timing of the grants are not subject to the determination of such committee.

The term of each stock option granted under the Directors Option Plan is 10 years unless earlier terminated by termination of the director status of a Non-Employee Director, and the stock options are exercisable in equal installments over five years from the date of grant. The Directors Option Plan expires on December 31, 2004.

If shareholders approve the Tommy Hilfiger Corporation 2003 Incentive Compensation Plan (see Proposal Two), stock options will be granted to Non-Employee Directors under that plan following expiration of the Directors Option Plan on December 31, 2004.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee consists of Mr. Sze, who is the Chairman, Mr. Silver and Mr. Tang.

During the fiscal year ended March 31, 2003, Silas K.F. Chou and Lawrence S. Stroll resigned as Directors of the Company. In addition, in April 2003, Ronald K.Y. Chao and Lester Ma resigned as Directors of the Company.

Sportswear Holdings Limited, a BVI corporation (“Sportswear”), is indirectly 50% owned by Westleigh Limited, a BVI corporation privately owned by members of the Chao family (including Messrs. Silas K.F. Chou, former Co-Chairman of the Board and a former Director of the Company, and Ronald K.Y. Chao, a former Director of the Company) and an affiliate of Novel Enterprises Limited (“Westleigh”), and 50% owned by Flair Investment Holdings Limited, a BVI corporation in which Mr. Stroll, former Co-Chairman of the Board and a former Director of the Company, has an indirect beneficial ownership interest (“Flair”). AIHL-Pepe Limited, a BVI corporation (collectively with its predecessors and certain of its affiliates, “AIHL”), is owned 70% by Sportswear, 22.5% by Mr. Hilfiger, Honorary Chairman of the Board, Principal Designer and a Director of the

Company, and 7.5% by Mr. Horowitz, Chairman of the Board and a Director of the Company.

Mr. Lester Ma, a former Director of the Company, may have certain economic interests based on the performance of AIHL and its affiliates. Novel Enterprises Limited (“Novel Enterprises”) and its affiliates also hold other interests in the apparel industry, including an approximately 50% ownership interest in Novel Denim Holdings Limited (“Novel Denim”).

During the Company’s last fiscal year, (i) Messrs. Chou, Stroll, Hilfiger, Horowitz, Chao and Ma were executive officers and/or directors of AIHL, (which has no Compensation Committee), (ii) Messrs. Chou, Stroll, Chao and Ma were executive officers and/or directors of Sportswear, (which has no Compensation Committee), (iii) Messrs. Chou and Chao were executive officers and/or directors of Westleigh, (which has no Compensation Committee), (iv) Messrs. Chou, Chao and Ma were executive officers and/or directors of Novel Enterprises (which has no Compensation Committee), and (v) Mr. Chou was an executive officer, director and Chairman of the compensation committee, Mr. Ma was an executive officer and director and Mr. Chao was a director, of Novel Denim.

See “Certain Relationships and Related Transactions.”

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to its executive officers, including the Named Executive Officers.

General Policies Regarding Compensation of Executive Officers.    In establishing compensation and benefit levels for executive officers, the Committee seeks to (i) attract and retain individuals of superior ability and managerial talent, (ii) motivate executive officers to increase Company performance and (iii) reward executives for exceptional individual contributions to the achievement of the Company’s business objectives. The Company’s compensation structure consists of base salary, variable annual cash bonuses and stock-based long-term incentive awards in the form of stock options.

In determining salary and bonus levels for executive officers, the Committee reviews certain Company performance factors, including net revenue, operating earnings, net income and net profit margin. Performance is measured in terms of both quantitative and qualitative goals at the corporate, departmental and individual levels.

Cash compensation levels, including salary and bonus, of certain of the Company’s executive officers, including certain of the Named Executive Officers, are determined based upon the amounts and formulas prescribed by each such executive’s employment agreement, as well as the SEIC Plan approved by the Company’s shareholders. See “—Certain Employment Agreements.” These employment agreements are generally long-term with a view toward achieving consistency at the higher levels of the Company’s management ranks, and contain variable salary and bonus structures that directly link the compensation paid to certain executive officers to the Company’s satisfactory achievement of certain performance goals. Performance-based compensation is generally determined based upon the attainment of certain annual net revenue, operating earnings, net income and net profit margin thresholds. Such bonus payments, other than bonus payments prescribed by the employment agreements and the SEIC Plan, are generally at the discretion of the Committee and may be reduced from the amounts prescribed by the formulas if, in the determination of the Committee, such an adjustment is warranted.

Long-term incentive compensation of the Company’s executive officers generally takes the form of stock option grants. These grants are available under the 2001 Stock Incentive Plan and may be utilized to provide incentives to certain of the Company’s executive officers, as well as the majority of its employees. See “—Stock-Based Plans—Employee Stock Incentive Plans.” The objective of such grants is to align the long-term interests of the Company’s executives with those of its shareholders. The Committee has the responsibility of overseeing stock option grants to eligible executive officers and employees of the Company.

Compensation levels are analyzed by the Committee from time to time through an assessment of prevailing compensation levels among the Company’s competitors. The Company’s competitors, for this purpose, include certain of the companies included in the industry index used for comparison with the Company’s performance in the cumulative total shareholder return graph which follows this report, as well as other companies which, in the Committee’s view, compete with the Company for executive talent. These competitors may also include non- public companies and companies in related industries such as retailing or general apparel manufacturing. In selected cases, the Committee has believed that exceptional executive talent may only be attracted and retained by compensation at the high end of prevailing levels among the Company’s competitors.

While the Committee has a policy of seeking, in all material respects, to maintain full deductibility of executive compensation within the guidelines of Section 162(m), the Committee has retained the flexibility to structure compensation arrangements that are not fully deductible under Section 162(m) where the Committee determines, based upon its business judgment, that such arrangements are in the best interests of the Company and its shareholders.

Fiscal Year 2003 Compensation.    Pursuant to Mr. Hilfiger’s employment agreement, which has been in effect since 1989, his annual cash compensation is based on a percentage of certain of the Company’s net sales and, accordingly, year-to-year changes in his compensation are tied to changes in such sales. See “—Certain Employment Agreements.” For fiscal year 2003, Mr. Hilfiger’s compensation decreased by approximately 8% from the prior fiscal year. The Committee has reviewed other compensation arrangements in the apparel industry that are based on a percentage of net sales and has determined that Mr. Hilfiger’s compensation, while at the high end of the range in terms of total dollars paid, is not unreasonable in terms of the percentage paid. In addition, the Committee noted that Mr. Hilfiger (i) is not eligible for stock option awards under the 2001 Stock Incentive Plan and (ii) has agreed to waive any additional compensation attributable to the net sales of the Company’s acquired European licensee to which he might otherwise be contractually entitled under his existing employment arrangement. See “—Certain Employment Agreements” and “Certain Relationships and Related Transactions—The TH Europe Acquisition.”

Messrs. Newman and Bargonetti each received base salary and bonus compensation pursuant to an employment agreement. See “—Certain Employment Agreements.” Mr. Scirocco received a base salary, as well as a discretionary bonus award, which was generally determined based on the Company’s performance relative to its annual budget for such year. Messrs. Newman and Scirocco each received grants of stock options under the 2001 Stock Incentive Plan. See “—Stock Option Grants in Last Fiscal Year.” Overall, such compensation represents, in the opinion of the Committee in light of industry standards, compensation commensurate with these executives’ contributions to the growth, profitability and strategic direction of the Company.

Compensation of the Chief Executive Officer.    Mr. Horowitz is the Chairman of the Board, and until August 2003, was the Chief Executive Officer and President of the Company. The fiscal year 2003 base salary of $662,678 represents no increase over the prior year. See “—Certain Employment Agreements.” Mr. Horowitz’s fiscal year 2003 performance-based compensation, which is determined in accordance with the SEIC Plan approved by the shareholders of the Company, is based on a percentage of operating earnings (as defined in the SEIC Plan) less the amount of any other bonuses paid or payable under any employment or bonus agreement between the Company or TH USA and Mr. Horowitz. See “—Certain Employment Agreements.” Mr. Horowitz received a bonus of $7,645,000 under this arrangement in respect of fiscal year 2003, which represents a decrease of approximately 24% from the fiscal year 2002 SEIC Plan bonus.

The Committee believes that the total fiscal year 2003 compensation payable to Mr. Horowitz, while at the high end of the range for the Company’s competitors, is consistent with the Company’s executive compensation philosophy described above. In addition, the Committee noted that Mr. Horowitz (i) is not eligible for stock option awards under the 2001 Stock Incentive Plan and (ii) has agreed to waive any additional compensation attributable to the operating earnings of the Company’s acquired European licensee to which he might otherwise be contractually entitled under his existing employment arrangement. See “—Certain Employment Agreements” and “Certain Relationships and Related Transactions—The TH Europe Acquisition.”

COMPENSATION COMMITTEE

Robert Sze, Chairman

Clinton Silver

David Tang

Comparison of Cumulative Total Shareholder Return

The following graph compares the cumulative total shareholder return on the Company’s Ordinary Shares over a 5-year period with that of (i) the S&P 500 Index and (ii) the S&P Apparel and Accessories Index, assuming in each case an investment of $100 on March 31, 1998 and reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain relationships and transactions between the Company and certain directors and executive officers of the Company and certain of their affiliates are described below. See “Executive Compensation – Compensation Committee Interlocks and Insider Participation” for a complete description of the interests and relationships of such directors and executive officers in and with these affiliates.

The TH Europe Acquisition

On June 29, 2001, the Company and Tommy Hilfiger (Eastern Hemisphere) Limited, a subsidiary of the Company (“THEH”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with TH Europe Holdings Limited, a subsidiary of AIHL (“TH Europe Holdings”), pursuant to which THEH agreed to acquire from TH Europe Holdings all of the issued and outstanding shares of capital stock of TH International N.V. (“THNV”), the owner of Tommy Hilfiger Europe B.V. (“TH Europe”), the Company’s European licensee, for a cash purchase price of $200,000,000 plus acquisition related costs of $6,789,000 and assumed debt of $42,629,000. Also on June 29, 2001, AIHL executed a guarantee of the performance by TH Europe Holdings of its obligations under the Stock Purchase Agreement. The TH Europe Acquisition was completed on July 5, 2001.

At the time of the execution of the Stock Purchase Agreement, Messrs. Chou and Stroll entered into a non-competition agreement with the Company restricting their ability to compete in Europe with the THNV businesses for two years following the TH Europe Acquisition. In addition, Messrs. Hilfiger and Horowitz executed waivers with respect to any additional compensation attributable to the net sales and operating earnings of THNV and its consolidated subsidiaries to which they might otherwise be contractually entitled under their existing employment arrangements.

TH Europe subleases certain office space in Amsterdam from a subsidiary of AIHL for annual rent of approximately $128,000.

Other Relationships and Transactions

The Company is party to a lock-up agreement (the “Lock-Up Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), in each case with AIHL, Anasta Holdings Limited, Sportswear, Westleigh, Flair, Mr. Hilfiger and Mr. Horowitz (collectively, the “AIHL Affiliates”), relating to the Ordinary Shares (the “Purchase Price Shares”) paid by the Company as part of the purchase price consideration for the May 8, 1998 acquisition of its womenswear, jeanswear and Canadian licensees (the “1998 Acquisition”). The Lock-Up Agreement prohibited the transfer of the Purchase Price Shares until May 8, 2000, and imposed additional restrictions until May 8, 2003 on transfers of the shares as a block, subject to certain exceptions. Under the Registration Rights Agreement, the AIHL Affiliates, along with their successors and permitted transferees under the Lock-Up Agreement, have the right to require the Company to register sales of the Purchase Price Shares. At the time of the 1998 Acquisition, Messrs. Chou and Stroll also entered into a non-competition agreement with the Company that restricted their ability to compete in the United States or Canada with the womenswear and jeanswear businesses until May 8, 2002.

THLI is party to a geographic license agreement for Japan with Tommy Hilfiger Japan Corporation (“THJC”). Affiliates of AIHL hold a 20% equity interest in THJC. Under the license agreement, THJC pays THLI a royalty based on a percentage of the value of licensed products sold by it. Subject to certain exceptions, all products sold by or through THJC must be purchased through THEH or TH USA pursuant to buying agency agreements. Under these agreements, THEH and TH USA are paid a buying agency commission based on a percentage of the cost of products sourced through them. Pursuant to these arrangements, royalties and buying agency commissions totaled $3,668,000 during fiscal year 2003.

TH USA purchases finished goods in the ordinary course of business from affiliates of Novel Enterprises. Such purchases amounted to $73,552,000 during the fiscal year ended March 31, 2003. In addition, contractors of the Company purchase raw materials in the ordinary course of business from affiliates of Novel Enterprises pursuant to the Company’s designation of such sources as acceptable suppliers. Such purchases amounted to $9,955,000 during the fiscal year ended March 31, 2003.

Members of the Chao family (including Messrs. Chou and Chao) hold an indirect 45% equity interest in Macauniter Malhas E Confeccoes Lda., a company which serves as TH Europe’s distributor in Portugal and also operates a Tommy Hilfiger store under a franchise arrangement with TH Europe. In fiscal year 2003, with respect to the period after the closing of the TH Europe Acquisition, TH Europe sold $3,821,000 of merchandise to this Company pursuant to such arrangements.

AIHL holds an indirect 25% equity interest in Pepe Jeans SL, which serves as TH Europe’s sales and collection agent in Spain. In fiscal year 2003, with respect to the period after the closing of the TH Europe Acquisition, commissions and fees paid by TH Europe pursuant to these arrangements totaled $4,366,000.

TH USA sells merchandise in the ordinary course of business to a retail store that is owned by Mr. Hilfiger’s sister. Sales to this customer amounted to approximately $197,000 during fiscal year 2003.

Until October 2002, THEH had a consulting agreement with Fasco International, an affiliate of Messrs. Chou and, until August 2001, Stroll. The fees paid by THEH under this agreement totaled $291,000 during fiscal year 2003.

Until July 2002, THEH had a consulting agreement with another affiliate of Mr. Stroll. THEH paid fees under this agreement of $167,000 in fiscal year 2003.

Under the terms of an agreement with Novel Enterprises, the Company reimburses Novel Enterprises for certain general and administrative expenses, including rent for office space, incurred by it on behalf of the Company. Payments made to Novel Enterprises under this agreement for the fiscal year ended March 31, 2003 were $512,000.

The law firm of Gursky & Ederer, LLP has provided the Company with various legal services since 1989. The son-in-law of Joel Newman has become a partner at the law firm. Fees paid by the Company to Gursky & Ederer, LLP for the fiscal years ended March 31, 2003, 2002 and 2001 for services rendered were $2,549,089, $3,742,156, and $3,506,727, respectively.

The Audit Committee of the Board of Directors reviews transactions between the Company and its affiliates to seek to provide that such transactions are on terms which are no less favorable as a whole to the Company than could be obtained from unaffiliated parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership (“Section 16 Reports”) with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Reporting Persons are required by the SEC to furnish the Company with copies of all Section 16 Reports they file.

Based solely on its review of the copies of such Section 16 Reports received by it, or written representations received from certain Reporting Persons, all Section 16(a) filing requirements applicable to the Company’s Reporting Persons during and with respect to the fiscal year ended March 31, 2003 have been complied with on a timely basis.

PROPOSAL TWO:    APPROVAL OF THE TOMMY HILFIGER CORPORATION 2003

INCENTIVE COMPENSATION PLAN

On September 16, 2003, the Company’s Compensation Committee approved and the Board of Directors adopted, subject to and effective upon shareholder approval, the Tommy Hilfiger Corporation 2003 Incentive Compensation Plan (the “2003 Plan”). The purpose of the 2003 Plan is to enable the Company and its subsidiaries to continue to attract, retain and motivate officers, employees and non-employee directors by providing incentives directly linked to the profitability of the Company’s businesses and increases in shareholder value by providing the Company with the ability to grant stock options and stock appreciation rights to employees, to pay performance-based annual bonuses to employees, and to make automatic grants of stock options to non-employee directors. If approved, the 2003 Plan will replace the Directors Option Plan when it expires on December 31, 2004. The Company expects to continue to make grants under its 2001 Stock Incentive Plan while Ordinary Shares remain available thereunder.

The affirmative vote of a majority of the Ordinary Shares voting, in person or by proxy, on this proposal at the Annual Meeting is required for approval of the 2003 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE TOMMY HILFIGER CORPORATION 2003 INCENTIVE COMPENSATION PLAN.

Description of the 2003 Plan

The following description of the 2003 Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached hereto as Appendix A.

Effectiveness, Duration and Modification.    The 2003 Plan will be effective only upon its approval by shareholders. If approved at the Annual Meeting, the 2003 Plan will remain in effect until December 31, 2013, unless sooner terminated by the Board of Directors. The Board of Directors of the Company may at any time amend, alter or discontinue the 2003 Plan. However, no amendment, alteration or discontinuation of the 2003 Plan may be made which would (i) impair the rights of an award recipient without such recipient’s consent (except such an amendment made to cause the 2003 Plan to comply with applicable law, stock exchange rules or accounting rules), or (ii) without the approval of the shareholders of the Company, amend, alter or discontinue the provisions described below prohibiting repricings of stock options and stock appreciation rights. In addition, no material amendment of the 2003 Plan may be made without shareholder approval as required by the listing standards of the New York Stock Exchange or any other applicable national securities exchange or NASDAQ.

The Committee (as defined under “Administration” below) may amend the terms of any award theretofore granted, but no such amendment shall (i) cause a bonus to cease to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code or (ii) impair the rights of an award recipient without such recipient’s consent (except such an amendment made to cause the award to comply with applicable law, stock exchange rules or accounting rules). Notwithstanding any other provision of the 2003 Plan, except for adjustments described under “Certain Corporate Events” below or as approved by the shareholders of the Company, neither the Committee nor the Board of Directors may reduce the per-share exercise price of, or cancel and regrant, any stock option or stock appreciation right after it has been granted.

Stock Subject to Plan; Annual Award Limit.    The 2003 Plan authorizes the grant of awards to eligible participants with respect to up to 3,500,000 Ordinary Shares, the same number as were originally available under the 2001 Stock Incentive Plan. No participant under the 2003 Plan may be granted awards covering in excess of 700,000 Ordinary Shares in any fiscal year of the Company. Ordinary Shares delivered pursuant to awards under the 2003 Plan may be authorized and unissued shares or may be treasury shares.

Under the 2003 Plan, if any stock option (and related stock appreciation right, if any) terminates without being exercised, or if any stock appreciation right is exercised for cash, or if any award is otherwise forfeited, expires, settled for cash or otherwise terminates without the issuance of any Ordinary Shares, the Ordinary Shares subject to such award will again be available for issuance in connection with awards under the 2003 Plan. If the exercise price of any stock option granted under the 2003 Plan is satisfied by delivering Ordinary Shares to the Company (by either actual delivery or by attestation), only the number of Ordinary Shares actually delivered to the participant, net of the Ordinary Shares delivered or attested to, shall be deemed delivered to the participant for purposes of determining the total number of Ordinary Shares available for delivery under the 2003 Plan. If any Ordinary Shares subject to an award are not delivered to a participant because they are used to satisfy an applicable tax-withholding obligation, those shares will not be considered to have been delivered for purposes of determining the total number of Ordinary Shares available for delivery under the 2003 Plan.

Eligibility.    All officers and employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries are eligible to be designated as participants under the 2003 Plan. The number of persons in this eligible class is not determinable at this time. In addition, all non-employee directors of the Company will receive automatic grants of stock options; there are currently three such directors.

Administration.    The 2003 Plan will be administered by the Compensation Committee of the Board of Directors, or, if at any time no such committee shall be in office, by the Board of Directors (in either case, the “Committee”).

Types of Awards.    Awards made by the Committee under the 2003 Plan to officers and employees may include non-qualified stock options, incentive stock options, stock appreciation rights granted in conjunction with stock options, and performance-based bonuses payable in Ordinary Shares or cash. Awards to non-employee directors will consist solely of non-qualified stock options. Awards under the 2003 Plan are subject to such terms and conditions as may be determined by the Committee and specified in the applicable award agreement; provided that an option or related stock appreciation right granted under the 2003 Plan must have an exercise price of not less than fair market value at, and may not be exercisable more than 10 years after, the date of grant.

Awards under the 2003 Plan to officers and employees in the form of non-qualified stock options, incentive stock options, stock appreciation rights and bonuses are intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. See “Summary of Federal Income Tax Consequences” below.

Director Options.    Each individual who is a non-employee director of the Company on the day before the effective date of the 2003 Plan will receive an automatic grant of a non-qualified stock option to purchase 4,000 Ordinary Shares on each anniversary of the date on which he or she received the most recent prior grant of stock options, provided that he or she remains a non-employee director on the applicable anniversary. In addition, each individual becoming a non-employee director on or after the Effective Date of the 2003 Plan will receive a grant, upon becoming a director, of a non-qualified stock option to purchase 20,000 Ordinary Shares, and will receive a non-qualified stock option to purchase 4,000 Ordinary Shares on each April 1 or October 1, whichever occurs first, following the first anniversary of his or her initial grant, provided that he or she remains a non-employee director on the applicable anniversary. Each option granted to a non-employee will have an exercise price equal to fair market value on the date of grant, will vest in five equal annual installments on each of the first five anniversaries of the date of grant, and will have a 10-year term. If a non-employee director leaves the Board of Directors for any reason, his or her vested options will remain exercisable for three months or, if shorter, the remainder of their term, and his or her unvested options will expire immediately.

CEO’s Annual Bonuses.    As explained under Executive Compensation – Certain Employment Agreements above, Mr. Dyer’s employment agreement provides for his annual bonuses. The annual bonuses for the fiscal year ended March 31, 2005 and subsequent fiscal years will be payable under the 2003 Plan, only if the 2003 Plan is approved by shareholders. The maximum annual bonus that may be paid to Mr. Dyer under the 2003 Plan is $5,000,000; however, Mr. Dyer would not be eligible to earn a bonus in this amount unless his base salary were to double from the current annual rate of $1,250,000 and the maximum performance level were attained. If the 2003 Plan is not approved, the Company is obligated to negotiate with Mr. Dyer in good faith to agree upon a reasonably satisfactory alternative.

Generally, under Mr. Dyer’s employment agreement, his annual bonus is payable only if minimum goals for net revenue and income before taxes of the Company and its consolidated subsidiaries for the fiscal year as compared to the budgeted amount approved by the Company’s Board of Directors. Assuming that the applicable minimum goals for a fiscal year are met, the annual bonus will equal a percentage of Mr. Dyer’s base salary for the year, ranging between 25% and 200%, based upon the achievement of income before taxes and, for the fiscal years ended March 31, 2004, and March 31, 2005, only, the achievement of net revenue, in each case as compared to the budgeted amount.

Other Bonuses.    Each bonus under the 2003 Plan other than those provided for under Mr. Dyer’s employment agreement, as described above, will be conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant’s right to payment in respect of a bonus under the 2003 Plan. The performance goals applicable to a performance period must be established in writing by the Committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed. The performance goals will be determined by reference to one or more of the following performance measures, as selected by the Committee and as applicable to the Company or any of its subsidiaries, or any of their respective divisions or business units: net revenues; gross profit; income before interest, taxes, depreciation and amortization; income from operations; income before taxes; net income; basic or diluted earnings per share; reduction of debt or similar obligations; unit volume; change in working capital; Company stock price; return on capital; and return on investment; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company, and if so determined by the Committee, adjusted to omit the effects of extraordinary items of gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles; provided that such an adjustment may only be made if the Committee has so provided before the end of the period described above for establishing performance goals, and then only to the extent permitted under Section 162(m) of the Internal Revenue Code. Performance measures may vary from performance period to performance period and from participant to participant.

Generally, a participant may receive a bonus only to the extent that the Committee certifies that the applicable performance goals have been achieved. The Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable in respect of bonuses under the 2003 Plan. In addition, in order to receive a bonus, a participant will be required to remain employed by the Company or one of its subsidiaries on the date of payment, unless otherwise provided in the applicable award schedule.

Any bonuses that are paid will be paid in the form of cash, Ordinary Shares, or a combination thereof, as the Committee may determine in its sole discretion, except to the extent otherwise provided in the applicable award schedule.

Certain Corporate Events.    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution or certain other similar events, the Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the 2003 Plan and the maximum limitation upon awards to be granted to any participant in any fiscal year, in the number and kind of shares subject to outstanding stock-based awards, in the exercise price of outstanding stock options and stock appreciation rights, and/or such other substitutions or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion.

Change of Control.    In the event of a change of control of the Company, unless otherwise provided in the applicable award agreement or another agreement with a particular participant, unvested stock options and stock appreciation rights will vest in full and, if the participant’s employment terminates, other than for cause, within two years following the change of control, his or her vested stock options and stock appreciation rights will remain exercisable for at least two years or, if shorter, the remainder of their original terms.

Non-Transferability.    No award under the 2003 Plan is transferable other than by will or the laws of descent and distribution or, in the case of non-qualified stock options and related stock appreciation rights, as otherwise permitted by the Committee including, if so permitted, pursuant to transfers to the participant’s immediate family, whether directly or indirectly by means of a trust, partnership or otherwise.

Future and Pro Forma Benefits.    The following table shows the awards that will be made pursuant to the 2003 Plan, if it is approved:

New Plan Benefits

2003 Incentive Compensation Plan

Name and Position	Dollar Value	Number of Options
David F. Dyer, Chief Executive Officer and President	$0-$2,500,000 per year(1)	1,000,000(2)
Thomas J. Hilfiger, Honorary Chairman of the Board and Principal Designer	Not determinable(3)	Not determinable(3)
Joel J. Horowitz, Chairman of the Board	Not determinable(3)	Not determinable(3)
Joel H. Newman, Executive Vice President–Finance and Operations	Not determinable(3)	Not determinable(3)
Arthur Bargonetti, Senior Vice President–Operations	Not determinable(3)	Not determinable(3)
Joseph Scirocco, Chief Financial Officer, Senior Vice President & Treasurer	Not determinable(3)	Not determinable(3)
Executive Officer Group	Not determinable(3)	Not determinable(3)
Non-Executive Director Group	None	12,000(4)
Non-Executive Officer Employee Group	Not determinable(3)	Not determinable(3)

(1)	Mr. Dyer’s annual bonus under the 2003 Plan will range from zero to 200% of his base salary, depending upon performance. The maximum dollar value in the table represents the maximum payable, assuming his base salary rate does not increase over the current rate of $1,250,000.
(2)	Represents two grants of 500,000 options each, to be granted on April 1, 2004 and April 1, 2005, respectively.
(3)	Since no awards have been made or promised under the 2003 Plan to any individual other than Mr. Dyer pursuant to his employment agreement, and since such awards are wholly discretionary, it cannot be determined at this time what amounts, if any, will be received by or allocated to any person or group of persons other than Mr. Dyer under the 2003 Plan if it is approved, or what amounts would have been received by or allocated to any person or group of persons for the last fiscal year if such plan had been in effect.
(4)	Represents the annual option grant of 4,000 options to each non-executive director.

Stock Price.    On September 16, 2003, the closing price of the Ordinary Shares on the New York Stock Exchange was $12.19 per share.

Summary of Federal Income Tax Consequences.    The following is a brief description of the federal income tax treatment that will generally apply to awards under the 2003 Plan based on current federal income tax rules.

The grant of a non-qualified stock option will not result in taxable income to the grantee. Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Ordinary Shares acquired over the exercise price for those shares and the Company or one of its subsidiaries will be entitled to a corresponding deduction, subject to the limitations described below. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such Ordinary Shares equal to the fair market value of the shares at the time of exercise.

The grant of an incentive stock option will not result in taxable income to the grantee. The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or one of its subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Internal Revenue Code). The excess of the fair market value of the Ordinary Shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. If the grantee does not sell or otherwise dispose of the Ordinary Shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Ordinary Shares to the grantee, then, upon disposition of such Ordinary Shares, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company or the relevant subsidiary will be entitled to a corresponding deduction, subject to the limitations described below. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the grantee will recognize no income and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares. The Company or the relevant subsidiary will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition, subject to the limitations described below.

The grant of a stock appreciation right will not result in taxable income to the grantee. Upon exercise of a stock appreciation right, the amount of cash or the fair market value of Ordinary Shares received will be taxable to the grantee as ordinary income and the Company or the relevant subsidiary will be entitled to a corresponding deduction, subject to the limitations described below. Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

A participant will realize taxable income upon the payment of bonuses under the 2003 Incentive Plan, in an amount equal to the amount of cash paid plus the fair market value of any Ordinary Shares delivered, and the Company or the relevant subsidiary will be entitled to a corresponding deduction, subject to the limitations described below.

Section 162(m) of the Internal Revenue Code disallows the deduction for federal income tax purposes of certain annual compensation paid to certain executive officers in excess of $1,000,000 per executive.

Compensation that qualifies as “performance-based compensation” under a shareholder-approved arrangement is not subject to such limit. As noted above under “Types of Awards,” the 2003 Plan has been designed so that stock options, stock appreciation rights and bonuses under the 2003 Plan will be exempt from this limitation. However, in certain circumstances, including upon vesting as a result of a change of control, the exemption may not be available.

Section 280G of the Internal Revenue Code also disallows the deduction for federal income tax purposes of “excess parachute payments.” In some circumstances, some or all of the Company’s tax deduction relating to equity awards under the 2003 Plan may be disallowed as a result of accelerated vesting upon a change of control.

The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2003 Plan. A grantee may also be subject to state and local taxes in connection with the grant or exercise of awards under the 2003 Plan. The Company suggests that grantees consult with their individual tax advisers to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of March 31, 2003.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(2)	5,310,236	13.91	1,992,727
Equity Compensation Plans Not Approved by Security Holders(3)	2,883,936	20.99	0

Total	8,194,172	16.40	1,992,727

(1)	For descriptions of the Company’s equity compensation plans, see “Executive Compensation—Stock-Based Plans.”
(2)	Includes the 1992 Stock Incentive Plans (except as described in footnote 3), the 2001 Stock Incentive Plan and the Directors Option Plan (all as defined under “Executive Compensation—Stock-Based Plans”).
(3)	Securities included in this category are attributable solely to certain increases in the number of Ordinary Shares authorized and reserved for issuance under the 1992 Stock Incentive Plans that were not approved by the Company’s shareholders.

PROPOSAL THREE:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Nominee for Independent Auditors

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as independent auditors of the accounts of the Company for the 2004 fiscal year, subject to ratification by shareholders. PricewaterhouseCoopers LLP and one of its predecessors, Price Waterhouse LLP, have served as independent auditors for the Company since 1992. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from shareholders.

The affirmative vote of a majority of the Ordinary Shares voting, in person or by proxy, on this proposal at the Annual Meeting is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2004 fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

Audit and Other Fees

Set forth below are the fees billed to the Company by PricewaterhouseCoopers LLP for audit and non-audit services with respect to fiscal year 2003.

Audit Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company’s fiscal year 2003 financial statements, and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for such fiscal year, were $754,465.

Financial Information Systems Design and Implementation Fees.    During fiscal year 2003, PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company.

All Other Fees.    The aggregate fees billed by PricewaterhouseCoopers LLP in fiscal year 2003 in connection with all other services rendered to the Company, which consisted primarily of tax-related services, were $1,112,971.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Committee has (i) reviewed and discussed with management the Company’s audited financial statements, (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), (iii) received from the independent auditors the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management and (iv) considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the SEC.

AUDIT COMMITTEE

Clinton Silver, Chairman

Robert Sze

David Tang

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be included in the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by the Company by May 22, 2004. Proposals for the 2004 Annual Meeting of Shareholders submitted outside the processes of Rule 14a-8 will be considered untimely for purposes of Rule 14a-4(c) of the Exchange Act if not received by the Company by August 5, 2004.

OTHER MATTERS

The Board of Directors does not know of any other business that may be presented for consideration at the Annual Meeting. If any business not described herein should come before the Annual Meeting, the persons named in the enclosed proxy card will vote on those matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K (including the financial statements and any financial statement schedules) for the fiscal year ended March 31, 2003, as amended, as well as its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, in each case exclusive of exhibits, will be provided without charge to any shareholder entitled to vote at the Annual Meeting, upon written request to Tommy Hilfiger U.S.A., Inc., 25 West 39th Street, New York, New York 10018, Attn: Investor Relations.

By order of the Board of Directors

LAWRENCE T.S. LOK

Secretary

Hong Kong

September 24, 2003

Appendix A

TOMMY HILFIGER CORPORATION

2003 INCENTIVE COMPENSATION PLAN

SECTION 1.    Purpose; Definitions.

The purpose of the Plan is to give the Company and its subsidiaries a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)  “Award” means a Bonus Award, a Stock Appreciation Right or a Stock Option awarded under this Plan.

(b)  “Award Agreement” means a written agreement executed by the Company evidencing an Award and setting forth its terms and conditions.

(c)  “Award Formula” means one or more objective formulas or standards established by the Committee for purposes of determining the amount of any Bonus, based on the level of performance with respect to one or more Performance Goals. Award Formulas may vary from Performance Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

(d)  “Award Schedule” means an Award Schedule established pursuant to Section 7(b).

(e)  “Board” means the Board of Directors of the Company.

(f)  “Bonus” means a bonus paid pursuant to a Bonus Award.

(g)  “Bonus Award” means the opportunity to earn a Bonus granted under Section 7.

(h)  “Cause” means: (i) the conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred; dishonesty in the course of fulfilling the participant’s employment duties; or willful and deliberate failure on the part of the participant to perform his employment duties in any material respect.; or (ii) such other meaning as may be specified with respect to any particular Award or in any employment or other agreement entered into at or before the time the Award is granted (or, with the consent of the participant, after such time).

(i)  “Change of Control” means:

(i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (B) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) of the Company (the “Outstanding Company Voting Securities”); provided that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company; (II) any acquisition by the Company; and (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

(ii)  Individuals who, as of the day after the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the

Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)  Consummation of a merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Ordinary Shares immediately prior to such Business Combination beneficially own, directly or indirectly, either (A) more than 50% of the Outstanding Company Voting Securities immediately following the consummation of the Business Combination or (B) in the event the Business Combination results in another corporation (“New Parent Corporation”) owning the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries, more than 50% of the Outstanding Voting Securities of the New Parent Corporation; or

(iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(j)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(k)  “Committee” means the Committee referred to in Section 2.

(l)  “Company” means Tommy Hilfiger Corporation, a British Virgin Islands corporation.

(m)  “Determination Period” means, with respect to a Performance Period applicable to any Bonus Award under the Plan, the period commencing with the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

(n)  “Director” means a non-employee member of the Board.

(o)  “Director Option” means a Stock Option granted to a Director under Section 5(c).

(p)  “Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(q)  “Effective Date” means the date on which this Plan becomes effective pursuant to Section 16.

(r)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(s)  “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock during normal business hours on such date (or if such date is a trading holiday, on the most recent prior date that is not a trading holiday) on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

(t)  “Incentive Stock Option” means any Stock Option that is intended to be, is designated as, and actually qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(u)  “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(v)  “Performance Goal” means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance

Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

(w)  “Performance Measure” means one or more of the following selected by the Committee to measure performance of the Company or any of its subsidiaries, or any of their respective divisions or business units, for a Performance Period: net revenues; gross profit; income before interest, taxes, depreciation and amortization; income from operations; income before taxes; net income; basic or diluted earnings per share; reduction of debt or similar obligations; unit volume; change in working capital; Stock price; return on capital; and return on investment; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles; provided, that such adjustment may only be made if the Committee has so provided before the end of the Determination Period, and then only to the extent permitted under Section 162(m) of the Code. Performance Measures may vary from Performance Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

(x)  “Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a participant’s right to payment in respect of a Bonus Award.

(y)  “Plan” means the Tommy Hilfiger Corporation 2003 Incentive Compensation Plan, as set forth herein and as hereinafter amended from time to time.

(z)  “Retirement” means retirement by an employee of the Company or any of its subsidiaries from active employment under a pension plan of the Company or any of its subsidiaries, or under an employment contract with any of them, or termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

(aa)  “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(bb)  “Stock” means the ordinary shares, par value $0.01 per share, of the Company.

(cc)  “Stock Appreciation Right” means a right granted under Section 6.

(dd)  “Stock Option” means an option granted under Section 5.

(ee)  “Termination of Directorship” means the termination of a participant’s status as a Director.

(ff)  “Termination of Employment” means the termination of a participant’s employment with the Company or any of its subsidiaries. A participant employed by a subsidiary shall also be deemed to incur a Termination of Employment if the subsidiary ceases to be such a subsidiary, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another of its subsidiaries.

(gg)  “Termination of Service” means a Termination of Employment or a Termination of Directorship.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.    Administration.

The Plan shall be administered by the Compensation Committee of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause a Bonus Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries, of the Company and its subsidiaries. Each Award, other than a Bonus Award, shall be confirmed by, and be subject to the terms of, a Award Agreement.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a)  subject to Section 4, to select the officers and employees to whom Awards may from time to time be granted;

(b)  to determine whether and to what extent Bonus Awards, Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights or any combination thereof are to be granted hereunder;

(c)  to determine the number of shares of Stock to be covered by each Stock-based Award granted hereunder;

(d)  to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(e)  subject to the terms of the Plan, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals;

(f)  to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred; and

(g)  to determine under what circumstances a Stock Option may be settled in cash or Stock under Section 5(f).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan, any Award and any Award Agreement and to otherwise supervise the administration of the Plan.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.    Stock Subject to Plan.

Subject to adjustment as provided herein, the total number of shares of Stock available for delivery under the Plan shall be 3,500,000 shares of Stock. The maximum aggregate number of shares of Stock that may be delivered under the Plan pursuant to Stock Options intended to be Incentive Stock Options shall be 3,500,000 shares. No participant under the Plan may be granted Awards covering in excess of 700,000 shares of Stock in any fiscal year of the Company. Shares of Stock delivered pursuant to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

If any Award or portion of an Award is forfeited, expires or is settled for cash or otherwise without the issuance of any Stock pursuant thereto, the shares of Stock subject to such Awards or portion thereof shall again be available for issuance under the Plan. If the option price of any Stock Option granted under the Plan is satisfied by delivering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock actually delivered to the participant, net of the shares of Stock delivered or attested to, shall be deemed delivered to the participant for purposes of determining the total number of shares of Stock available for delivery under the Plan. To the extent any shares of Stock subject to an Award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the total number of shares of Stock available for delivery under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitation upon Awards to be granted to any participant in any fiscal year, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitutions or adjustments in the consideration receivable upon exercise or otherwise pursuant to such Award as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.    Eligibility.

Officers and employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries shall be eligible to be granted Awards under the Plan. Non-employee members of the Board shall receive automatic grants of Stock Options pursuant to Section 5(c) of the Plan, and shall not be eligible for any other Awards under the Plan.

SECTION 5.    Stock Options.

(a)  General.    Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options; provided, that all Director Options will be Non-Qualified Stock Options. Any Stock Option granted under the Plan, other than a Director Option, shall be in such form as the Committee may from time to time approve. Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ.

(b)  Stock Options to Officers and Employees.    The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights) to officers and employees of the Company and its subsidiaries. The Award Agreement for a Stock Option so granted shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Stock Option so granted is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of a Stock Option (other than a Director Option) shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify each officer or employee who receives a grant of a Stock Option of the grant, and an Award Agreement or Agreements shall be duly executed and delivered by the Company to the participant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

All Stock Options granted under the Plan, other than Director Options, shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(i)  Option Price.    The option price per share of Stock purchasable under any such Stock Option shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.

(ii)  Option Term.    The term of each such Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(iii)  Exercisability.    Except as otherwise provided herein, such Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any such Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any such Stock Option.

(iv)  Termination by Death.    Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of the optionee’s death, any such Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the applicable Award Agreement ) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(v)  Termination by Reason of Disability.    Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any such Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year (or such shorter period as the Committee may specify in the applicable Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(vi)  Termination by Reason of Retirement.    Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any such Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the applicable Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(vii)  Other Termination.    Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any such Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option’s term if such Termination of Employment of the optionee is without Cause; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(c)  Director Options.    Each individual who is a Director on the day before the Effective Date shall receive an automatic grant of a Stock Option to purchase 4,000 shares of Stock on the next anniversary, and each subsequent anniversary, of the date on which such Director received his or her most recent prior grant of stock options under the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan, provided that he or she remains a Director on the applicable anniversary. In addition, each individual becoming a Director on or after the Effective Date shall receive a grant, upon becoming a Director, of a Stock Option to purchase 20,000 shares. Finally, on the first to occur of either the April 1 or the October 1 following the first anniversary of such Director’s initial grant, and on each April 1 or October 1 thereafter, such Director shall receive a grant of a Stock Option to purchase 4,000 shares, provided that he or she remains a Director on the applicable anniversary. Director Options shall have the following terms and conditions:

(i)  Option Price.    The option price per share of any Director Option shall equal the Fair Market Value of the Stock subject to the Director Option on the date of grant.

(ii)  Option Term.    The term of each Director Option shall end on the tenth anniversary of the date the Director Option is granted, subject to earlier termination as provided below.

(iii)  Exercisability.    Each Director Option shall become exercisable in five equal installments on each of the first five anniversaries of the date of grant, subject to earlier termination as provided below.

(iv)  Termination of Directorship.    If a participant experiences a Termination of Directorship for any reason, any Director Option held by that participant that is not exercisable immediately before the Termination of Directorship shall thereupon terminate, and any such Director Option that is exercisable immediately before the Termination of Directorship shall remain exercisable for three months following the Termination of Directorship or, if sooner, until the expiration of its original term, and shall then expire.

(d)  Method of Exercise.    Subject to the provisions of this Section 5, all Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

The option price of Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the applicable Award Agreement, may also be paid by one or more of the following: (i) in the form of unrestricted Stock already owned by the optionee based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised (either by delivery of such shares or by attestation); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Stock Option is granted; (ii) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (iii) by a combination thereof, in each case in the manner provided in the Award Agreement.

In the discretion of the Committee, to the extent permitted by law, payment for any shares subject to a Stock Option may also be made by (i) delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price or (ii) delivering a promissory note in exchange for a loan from the Company. To facilitate (i) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Stock shall be delivered until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 11(a).

(e)  Non-Transferability of Stock Options.    No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Non-Qualified Stock Option, as otherwise permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee’s immediate family, whether directly or indirectly by means of a trust or partnership or otherwise. For purposes of this Plan, “immediate family” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships). All Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Non-Qualified Stock Option, any other person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the Award Agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Non-Qualified Stock Option, as otherwise permitted under the Plan.

(f)  Cashing Out of Stock Option.    On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which the Option is being exercised on the effective date of such cash out.

SECTION 6.    Stock Appreciation Rights.

(a)  Grant and Exercise.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan, other than a Director Option. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(ii)  Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)  Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

SECTION 7.    Bonuses.

(a)  Administration.    Bonus Awards may be granted to officers and employees of the Company and its subsidiaries, either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which the Bonus Awards will be granted, the amounts of the Bonuses that may be earned, and all other terms and conditions of the Bonus Awards, including without limitation the consequences of a Termination of Employment before payment of the Bonuses, in addition to those contained in Section 7(b). The maximum amount of the Bonus that may be paid to any one participant pursuant to any one Bonus Award granted under this Section 7(a) shall equal $3,000,000 times the number of years and fractions thereof in the Performance Period applicable to such Bonus Award.

(b)  Terms and Conditions.    Each Bonus Awards granted pursuant to Section 7(a) shall be subject to the following terms and conditions:

(i)  The payment of Bonuses pursuant to Bonus Awards shall be conditioned upon the attainment of Performance Goals. The conditions for payment, and the other provisions, of Bonus Awards (including without limitation the applicable Performance Goals) need not be the same with respect to each recipient.

(ii)  Prior to the expiration of the Determination Period for a Bonus Award, the Committee shall establish in writing an Award Schedule for the Bonus Award. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s) and Award Formula(s), the consequences of a Termination of Employment before payment of the Bonus, and such other information as the Committee may determine. Once established, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m). Award Schedules may vary from Award to Award, from Performance Period to Performance Period and from participant to participant. Except to the extent otherwise provided in the applicable Award Schedule, upon a participant’s Termination of Employment for any reason before payment of the Bonus, the participant shall forfeit all rights to receive any payment of the Bonus.

(iii)  A participant shall be eligible to receive Stock or a payment of cash in respect of, a Bonus Award only to the extent that the Performance Goal(s) for such Bonus Award are achieved and the Award Formula as applied against such Performance Goal(s) determines that all of some portion of such participant’s Bonus has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the Bonus earned by such participant for such Performance Period based upon such participant’s Award Formula. The Committee shall then determine the actual amount of the Bonus to be paid to such participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Bonus otherwise so payable to such participant based upon such performance.

(iv)  If and to the extent that a participant becomes entitled to receive a payment of a Bonus pursuant to the foregoing, the Company may make such payment in cash, Stock, or a combination thereof, as the Committee may determine in its sole discretion, except to the extent otherwise provided in the applicable Award Schedule.

(c)  Bonus Awards to Chief Executive Officer.    The opportunities to earn Annual Bonuses provided for in Section 1(b)(iii) of the Employment Agreement among the Company, Tommy Hilfiger U.S.A., Inc. and David F. Dyer (the “CEO”) dated as of August 3, 2003 (the “CEO Agreement”) for the Company’s fiscal years ended March 31, 2005 and thereafter (the “CEO Awards”) shall be considered Bonus Awards under this Plan; provided, that the CEO Awards shall not be subject to Section 7(b) above, but shall have the terms and conditions provided for in the CEO Agreement; and provided, further, that the maximum amount of any one CEO Award that is considered payable hereunder shall be $5,000,000. The CEO Awards are subject to the approval of this Plan as contemplated by Section 13 below, and the terms and conditions thereof, including without limitation the applicable Performance Goals, were approved by the Committee on August 1, 2003.

(d)  Limit on Discretion.    Notwithstanding any other provision of the Plan, in no event shall the Committee or any other person have any authority or discretion to modify any Bonus Award or any term or condition thereof, including without limitation by waiving the applicable Performance Goal(s), or to take any other action affecting any Bonus Award, to the extent that the possession or exercise of such authority or discretion cause such Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

SECTION 8.    Term, Amendment and Termination.

No additional Awards may be made under the Plan after December 31, 2013. No additional Bonus Awards (other than the CEO Awards) may be made under the Plan after the fifth anniversary of the date on which the shareholder approval required by Section 13 is obtained.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of the recipient of any Award theretofore granted (other than a Bonus Award) without the recipient’s consent, except such an amendment made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules, or (ii) without the approval of the shareholders of the Company, amend, alter or discontinue the provisions set forth in the fourth paragraph of this Section 8. In addition, any material amendment of the Plan shall require the approval of the shareholders of the Company to the extent required by the listing standards of the New York Stock Exchange or of any other national securities exchange on which the Stock is listed, or of NASDAQ, if applicable.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (i) adjust upwards the amount payable with respect to a Bonus Award or waive or alter the Performance Goals associated therewith or otherwise cause a Bonus Award to cease to qualify for the Section 162(m) Exemption or (ii) impair the rights of a recipient of an Award theretofore granted without the recipient’s consent, except such an amendment made to cause the Award to comply with applicable law, stock exchange rules or accounting rules.

Notwithstanding any other provision of the Plan, except pursuant to the third paragraph of Section 3 or as approved by the shareholders of the Company, neither the Committee nor the Board shall reduce the per-share option price of, or cancel and regrant, any Stock Option or Stock Appreciation Right after it has been granted.

SECTION 9.    Change of Control.

Notwithstanding any other provision of this Plan to the contrary, in the event of a Change of Control, except to the extent the applicable Award Agreement or any other binding agreement with a participant provides for more favorable treatment or, in a provision specifically referred to this Section 9, for less favorable treatment: (a) all Stock Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall become fully vested and exercisable; and (ii) upon a Participant’s Termination of Service during the period of two years following a Change of Control, other than a Termination of Employment for Cause, all Stock Options and Stock Appreciation Rights held by the Participant that are vested as of immediately before the Termination of Service shall remain exercisable for a period of not less than two years following such Termination of Service or, if shorter, until the expiration of the original term thereof.

SECTION 10.    Unfunded Status of Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 11.    General Provisions.

(a)  The Committee may require each person purchasing or receiving shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)  Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees.

(c)  The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of any employee at any time.

(d)  The Company shall have the right to withhold or cause to be withheld from all cash payments under the Plan all federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. With respect to any such taxes required to be withheld from a participant in connection with any Award at a time when no cash payment is being made hereunder to the participant, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any such taxes. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such withholding, payment or arrangements, and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

(e)  At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

(f)  The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

(g)  The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the British Virgin Islands, without regard to the conflict of law principles thereof.

SECTION 12.    Misconduct of a Participant.

Notwithstanding anything to the contrary in the Plan, other than Section 7(c), the Committee, in its sole discretion, may establish procedures, at or before the time that an Award is granted (or, with the consent of the participant, after such time), in the applicable Award Agreement or in a separate agreement, providing for the forfeiture or cancellation of such Award (whether vested or unvested), or the disgorgement of gains from the exercise, vesting or settlement of the Award, in each case to be applied if the participant engages in conduct detrimental to the Company. For purposes of this Plan, conduct detrimental to the Company may include conduct that the Committee in its sole discretion determines (a) to be injurious or prejudicial to any interest of the Company or any of its subsidiaries, or (b) to otherwise violate a policy, procedure or rule applicable to the participant with respect to the Company or any of its subsidiaries, or if the participant’s employment is terminated for Cause.

SECTION 13.    Effective Date of Plan.

The Plan shall be effective only upon the approval by the shareholders of the Company in a manner consistent with the shareholder approval requirements (a) of Section 162(m) of the Code and (b) with respect to Stock Appreciation Rights and Stock Options and the payment of Bonus Awards in Stock, of the New York Stock Exchange.

TOMMY HILFIGER CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

2003 ANNUAL MEETING OF SHAREHOLDERS—NOVEMBER 3, 2003

The undersigned hereby appoints Joel J. Horowitz and David F. Dyer, and each of them, with full power of substitution, for and in the name of the undersigned to vote all Ordinary Shares, par value $.01 per share, of Tommy Hilfiger Corporation, a British Virgin Islands corporation, that the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Shareholders, to be held at The Sandy Lane Hotel, Sandy Lane, St. James, Barbados, on Monday, November 3, 2003 at 12:00 noon, local time, and at any adjournment thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated September 24, 2003, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

This proxy is being solicited by the Board of Directors of Tommy Hilfiger Corporation. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND, WITH RESPECT TO ITEM 4, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

CONTINUED AND TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

é  FOLD AND DETACH HERE  é

You can now access your Tommy Hilfiger Corporation account online.

Access your Tommy Hilfiger Corporation shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, agent for Tommy Hilfiger Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status
•	Make address changes
•	Establish/change your PIN
•	View book-entry information

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1:     FIRST TIME USERS – Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

•	SSN or Investor ID

•	Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2:    Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN or Investor ID

•	PIN

•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3:    Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History

•	Issue Certificate

•	Address Change

•	Book-entry information

For Technical Assistance Call 1-877-978-7778 between

9am-7pm Monday-Friday Eastern Time

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.	Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE
1.	Election of Directors.

FOR all nominees listed to the right (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the right ☐	NOMINEES: 01 David F. Dyer and 02 Clinton V. Silver (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	Approval of the Tommy Hilfiger Corporation 2003 Incentive Compensation Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Ratify the appointment of PricewaterhouseCoopers LLC as independent auditors.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Signature                                                       Signature                                                       Dated                             , 2003

Note: Please date and sign this proxy exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.eproxy.com/tom

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone

1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.